Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the FMI Funds, Inc. hereby certifies, to such officer’s knowledge, that the report on Form N-CSR of the FMI Funds, Inc. for the period ended March 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable,  and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the FMI Funds, Inc. for the stated period.             .

/s/ Ted D. Kellner Ted D. Kellner Chief Executive Officer and Chief Financial Officer FMI Funds, Inc.
Dated: 4/26/13

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by FMI Funds, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.